EXHIBIT 99.1


                     WEB.COM REPORTS FIRST QUARTER 2007 RESULTS

ATLANTA, GA, MAY 3, 2007 -- Web.com, Inc. (NASDAQ: WWWW), a leading destination for websites and web services, today reported results for its first quarter ended March 31, 2007.

SUMMARY OF FIRST QUARTER 2007 RESULTS:

         o Total revenues for the quarter were $13.0 million, up from $12.3 million in the year-ago quarter.

         o Net income for the quarter was $1.8 million, or $0.11 per share, versus a loss of $5.5 million, or $(0.34) per share, in the year-ago quarter, pending final tax treatment. The change in net income year over year includes a $3.4 million gain in discontinued operations and tax benefits, pending final tax treatment.

         o        Adjusted  net  income  from  continuing   operations  (1)  was
                  negative $0.2 million, versus $0.1 million in the year-ago quarter.

         o Net subscribers totaled approximately 158,000 at March 31, 2007. Gross organic subscribers totaled approximately 20,000 for the quarter, up approximately 6,000 gross subscribers, or 44%, from March 31, 2006.

"The first quarter marked significant improvement," stated Jeff Stibel, President and CEO, Web.com. "Compared to the fourth quarter of 2006, revenues were up, both gross and net subscribers were up, net income and adjusted net income improved and average revenue per user (ARPU) was up. In aggregate, we had an excellent quarter and continued to execute on our business model and strategy."

The first quarter's net income was driven both by a favorable legal settlement and the positive early results of process and migration improvements. As a result of these process and migration improvements, in the first quarter the company has already saved approximately $1.5 million annualized. The company now expects annual savings in excess of $5.0 million as a result of these improvements which will be implemented over the next twelve months.

"We continue to streamline operations by eliminating less profitable systems and replacing them with a more profitable unified platform," stated Gonzalo Troncoso, Executive Vice President and Chief Financial Officer. "Coupled with our revenue growth and an estimated annualized savings rate of approximately $5.0 million for these consolidation efforts, we continue to feel that the company is well-positioned for long term profitability."

The financial statements included in this press release are subject to further management review of the accounting treatment for the tax benefit associated with our gain on discontinued operations. The final determination of tax treatment will be reflected in our Form 10-Q which will be released on or before May 10, 2007.

ABOUT WEB.COM

Web.com, Inc. (NASDAQ: WWWW) is a leading destination for the simplest, yet most powerful solutions for websites and web services. Web.com offers do-it-yourself and professional website building, website hosting, ecommerce, web marketing, professional website design and e-mail. Since 1995, Web.com has been helping individuals and small businesses leverage the power of the Internet to build a web presence. More than 4 million websites have been built using Web.com's proprietary tools, services and patented technology. The company's web hosting and website building services can also be found under the Interland (www.interland.com) and Trellix (www.trellix.com) brands. For more information on the company, please visit www.web.com or call at 1-800-WEB-HOST.

Web.com will host a conference call today to discuss its quarterly results at 9:30AM ET (6:30AM PT). A live webcast of the call can be accessed on the investors section of the company's website at www.web.com/ir. A replay of the call will be available on the site for seven days.

(1) Adjusted net income (loss) from continuing operations is a non-GAAP financial measure and is defined as net income (loss) from continuing operations excluding interest income or expense, provision for income taxes, depreciation, amortization of intangibles, and stock-based compensation.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Attached to this earnings release is a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measures.

Web.com, Inc. uses the non-GAAP measure adjusted net income (loss) from continuing operations to supplement the Consolidated Financial Statements presented in accordance with GAAP. This non-GAAP financial measure is used in addition to and in conjunction with the financial results presented in accordance with GAAP, and the presentation of this non-GAAP financial information should not be considered in isolation, or as a substitute for the GAAP conforming measures.

Management uses adjusted net income (loss) from continuing operations for financial and operational decision making, to evaluate management performance for compensation purposes, and as a means to provide comparable period-to-period operating results. This information is generally requested by investors and analysts. Web.com, Inc. believes that providing this non-GAAP measure provides greater transparency to investors to view the business through the eyes of management. We define adjusted net income (loss) from continuing operations as net income (loss) from continuing operations excluding (i) provision for income taxes, (ii) interest income or expense, (iii) depreciation, (iv) amortization of intangibles, and (v) stock based compensation. Management uses this non-GAAP financial measure as a primary measure in monitoring and evaluating the Company's ongoing operating results and trends in its operations. The Company believes that excluding income (loss) from discontinued operations provides a more relevant measure of the Company's present web services business. The Company's income (loss) from discontinued operations relates to the Company's prior business of manufacturing personal computers, which the Company sold in fiscal 2001, and is wholly unrelated to the Company's present web services business. By excluding these discontinued operations, the Company believes management and


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


investors are better able to compare operating results of the Company's existing business over multiple periods. Management believes the exclusion of stock based compensation provides a more consistent comparison against prior year periods, since stock based compensation was not included in net income (loss) for prior fiscal years. Management believes that measuring the performance of the business without regard to discontinued operations and interest, taxes and depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist management and investors in evaluating the Company's ability to generate future earnings. A substantial portion of the Company's non-cash charges relate to historical transactions and capital expenditures that the current management may or may not have influenced. When considered with other performance metrics that alternatively include or exclude these charges, the Company believes the investor, like management, has a measure that provides both individual and collective management effectiveness. The Company believes that this non-GAAP measure is beneficial to management and investors for planning, budgeting and financial modeling purposes, as well as for comparison to its historical performance from period to period and to competitors' operating results. We believe both short and long term performance is transparent by providing GAAP and non-GAAP basis measurements to investors and analysts.

The limitations of use of the non-GAAP measure of adjusted net income (loss) from continuing operations as compared to net income (loss) in accordance with GAAP include the fact that the measure excludes some recurring costs such as depreciation and amortization and stock-based compensation, which are expected to continue as a significant recurring expense in the Company's business. Adjusted net income (loss) from continuing operations also does not take into account costs of doing business that can be substantial, such as income taxes and interest expense. Further, adjusted net income (loss) from continuing operations may not be comparable to similarly captioned information reported by other companies. The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP measure, by providing reconciliation to the most directly comparable GAAP financial measure and by evaluating adjusted net income (loss) from continuing operations together with net income (loss) and other financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to, the ability to continue positive growth trends, increase customers and revenues, reduce expenses, recognize savings as a result of consolidation efforts and enter into strategic alliances with leading companies in the industry. Forward-looking statements are also identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on Web.com's current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time. Such information is subject to change, and the Company will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Factors which could affect these forward-looking statements, and
Web.com's business, include but are not limited to: the availability of competing products and services with superior quality, functionality or price, the ability to operate within budgeted expense, the ability of the Company to improve customer satisfaction, reduce churn, reduce expenses and expand its customer base as planned, growing dependence on reseller and other indirect sales channels, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, possible disruptions for customers due to our data centers being maintained by third parties, and higher than expected costs of litigation. Certain of these and other risks associated with Web.com's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

                                       ##

Peter Delgrosso
Web.com
404-260-2500
investor@corp.web.com


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


WEB.COM, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

                                                           FOR THE THREE MONTHS
                                                              ENDED MARCH 31,
                                                          ----------------------
                                                            2007          2006
                                                          --------      --------

Revenues ...........................................     $ 13,032      $ 12,262

Operating costs and expenses:
  Network operating costs, exclusive of
     depreciation and amortization (1) .............        2,154         2,384
  Sales and marketing ..............................        4,699         3,150
  Technical support ................................        1,289         1,722
  General and administrative .......................        5,079         9,912
  Bad debt expense .................................          562           277
  Depreciation and amortization ....................        1,072         1,134
  Restructuring costs ..............................         --              43
  Other expense (income), net ......................           (1)           (1)
                                                         --------      --------
  Total operating costs and expenses ...............       14,854        18,621
                                                         --------      --------
Operating loss .....................................       (1,822)       (6,359)
Interest income (expense), net .....................          255           261
                                                         --------      --------
Loss from continuing operations before
   income taxes ....................................       (1,567)       (6,098)
Income tax benefit .................................        1,108           854
                                                         --------      --------
Net loss from continuing operations ................         (459)       (5,244)
Gain (loss) from discontinued operations,
   net of tax of $1,108 ............................        2,304          (259)
                                                         --------      --------
Net income (loss) ..................................     $  1,845      $ (5,503)
                                                         ========      ========
Net income (loss) per share, basic and diluted:
  Continuing operations ............................     $  (0.03)     $  (0.32)
  Discontinued operations ..........................         0.14         (0.02)
                                                         --------      --------
                                                         $   0.11      $  (0.34)
                                                         ========      ========

Number of shares used in per share calculation:
     Basic and diluted .............................       16,703        16,395

(1) Excludes depreciation and amortization
    as follows:
    Network operating costs ........................     $    752      $    813


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


WEB.COM, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
                                                                    As of
                                                         ----------------------------
                                                           March 31,     December 31,
                                                             2007            2006
                                                         ------------    ------------
Assets
   Current assets
      Cash and cash equivalents ......................   $     16,000    $     13,288
      Trade receivables, net of allowance of
         $189 and $160, respectively .................          1,170           2,074
      Other receivables ..............................            380             525
      Prepaids and other current assets ..............          1,052           1,154
      Restricted investments .........................            166             162
                                                         ------------    ------------
   Total current assets ..............................         18,768          17,203

      Restricted investments .........................          7,405           7,666
      Property, plant and equipment, net .............          4,074           4,128
      Goodwill .......................................          1,003           1,003
      Intangibles, net ...............................          4,900           5,233
      Other assets ...................................          3,243           3,195
                                                         ------------    ------------
Total assets .........................................   $     39,393    $     38,428
                                                         ============    ============

Liabilities and shareholders' equity
   Current liabilities
      Accounts payable ...............................   $      1,425    $      1,623
      Accrued expenses ...............................          4,281           4,709
      Accrued restructuring charges ..................          2,091           2,345
      Current portion of long-term debt and
         capital lease obligations ...................          1,725           1,703
      Deferred revenue ...............................          4,633           4,687
                                                         ------------    ------------
   Total current liabilities .........................         14,155          15,067

      Long-term debt and capital lease obligations ...          1,511           1,971
      Deferred revenue, long-term ....................            264             314
      Other liabilities ..............................             76             120
                                                         ------------    ------------
Total liabilities ....................................         16,006          17,472
                                                         ------------    ------------

Contingencies (Note 8) ...............................           --              --

Shareholders' equity
   Common stock, $0.01 par value, authorized
      26 million shares, issued and outstanding
      16.8 and 16.8 million shares, respectively .....            168             168
   Additional capital ................................        332,535         331,949
   Warrants ..........................................          2,128           2,128
   Note receivable from shareholder ..................           (735)           (735)
   Accumulated deficit ...............................       (310,709)       (312,554)
                                                         ------------    ------------
Total shareholders' equity ...........................         23,387          20,956

                                                         ------------    ------------
Total liabilities and shareholders' equity ...........   $     39,393    $     38,428
                                                         ============    ============


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


WEB.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)


                                                           FOR THE THREE MONTHS
                                                             ENDED MARCH 31,
                                                          ---------------------
                                                            2007         2006
                                                          --------     --------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ....................................    $  1,845     $ (5,503)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities from
continuing operations:
    (Gain) loss from discontinued operations .........      (2,304)         259
    Depreciation and amortization ....................       1,072        1,134
    Bad debt expense .................................         562          277
    Stock-based compensation .........................         543        5,337
    Restructuring costs ..............................        --             43
    Changes in operating assets and liabilities:
       Receivables ...................................         487          450
       Other current and long term assets ............          60          313
       Accounts payable, accrued expenses and
          deferred revenue ...........................        (994)      (2,048)
                                                          --------     --------
Net cash provided by operating activities of
   continuing operations .............................       1,271          262
                                                          --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Expenditures for property, plant, and
       equipment .....................................        (685)        (931)
    Net change in restricted investments .............         257          446
    Acquisition, net of cash acquired ................        --             14
                                                          --------     --------
Net cash used in investing activities of
   continuing operations .............................        (428)        (471)
                                                          --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments of debt and capital lease
       obligations ...................................        (439)        (450)
    Proceeds from issuance of common stock ...........          43          103
                                                          --------     --------
Net cash used in financing activities of
   continuing operations .............................        (396)        (347)
                                                          --------     --------

Net cash provided by (used in) continuing
   operations ........................................         447         (556)
                                                          --------     --------

Net cash provided by (used in) discontinued
operations:
    Operating cash flows .............................       2,265          (24)
    Investing cash flows .............................        --           --
    Financing cash flows .............................        --           --
                                                          --------     --------
Total cash flows provided by (used in)
   discontinued operations ...........................       2,265          (24)
                                                          --------     --------

Net increase (decrease) in cash and cash
   equivalents .......................................       2,712         (580)
Cash and cash equivalents, beginning of period .......      13,288       17,370
                                                          --------     --------
Cash and cash equivalents, end of period .............    $ 16,000     $ 16,790
                                                          ========     ========


                                       6


Adjusted net income (loss) from  continuing  operations is defined as net income
(loss) from continuing operations before (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation, (iv) amortization of intangibles, and (v) stock based compensation. Adjusted net income (loss) from continuing operations is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flows from operating activities as indicators of operating performance.

The following table reflects the calculation of adjusted net income (loss) and a reconciliation to net income (loss):


                                                                  FOR THE                 FOR THE
                                                               QUARTER ENDED           QUARTER ENDED
                                                           --------------------    --------------------
                                                            3/31/07     3/31/06     3/31/07    12/31/06
                                                           --------    --------    --------    --------
Net income (loss) ......................................   $  1,845    $ (5,503)   $  1,845    $ (1,914)

    Depreciation and amortization ......................      1,072       1,134       1,072       1,042
    Stock-based compensation ...........................        543       5,337         543         235
    Interest income ....................................       (255)       (261)       (255)       (246)
    Income tax (benefit) expense .......................     (1,108)       (854)     (1,108)         22
    (Gain) loss from discontinued operations, net of tax     (2,304)        259      (2,304)         93

                                                           --------    --------    --------    --------
Adjusted net (loss) income .............................   $   (207)   $    112    $   (207)   $   (768)
                                                           ========    ========    ========    ========


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